ASSET PURCHASE AGREEMENT

     PEABODYS COFFEE, INC., a Nevada corporation ("Peabodys"), and ARROSTO COFFEE COMPANY, LLC, a California limited liability Company ("Arrosto"), effective as of June 19, 2000, agree as follows:

     1. BACKGROUND AND PURPOSE. Peabodys desires to purchase from Arrosto, and Arrosto desires to sell to Peabodys, on the terms and subject to the conditions of this Agreement, certain assets of Arrosto described in Section 2, in exchange for the consideration described in Section 3, all in consideration of the mutual covenants, agreements, representations, and warranties set forth in this Agreement.

     2. SALE AND TRANSFER OF ASSETS. Subject to the terms and conditions set forth in this Agreement, Arrosto will sell, convey, transfer, assign, and deliver to Peabodys, and Peabodys will purchase from Arrosto, the assets of Arrosto which are described on Schedule 1 attached hereto and incorporated herein ("Assets").

     3. CONSIDERATION FOR THE ASSETS. As consideration for the Assets, subject to the terms and conditions set forth in Section 4, Peabodys shall issue to Arrosto Three Hundred and Twenty Thousand (320,000) shares of Peabodys' common stock ("Shares"), which will be issued to Arrosto by Peabodys, as set forth below, and will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Securities Act").

          3.1. ALLOCATION OF PURCHASE PRICE. The parties acknowledge that the valuation of the Shares, as restricted securities serving as consideration for the Assets, has been arbitrarily determined by the parties. In valuing the Shares the parties have considered the value of the Assets set forth on Schedule 1, less the valuation of the assumed obligations set forth on Schedule 2. The Shares are valued by the parties at Fifty Cents ($0.50) per share, for an aggregate valuation of One Hundred and Sixty Thousand Dollars ($160,000.00) ("Purchase Price"). The Purchase Price shall be allocated among the Assets as set forth on Schedule 1. Each of the parties shall report this transaction for federal tax purposes in accordance with this allocation of the Purchase Price.

          3.2. PURCHASE OF UNITS. As further inducement for Peabodys to enter into this Agreement, Arrosto, or other parties as designated by Arrosto, and Peabodys shall enter into a subscription agreement, substantially in the form attached hereto as Exhibit A ("Subscription Agreement"), pursuant to which Arrosto (or its assignees) shall purchase from Peabodys, and Peabodys shall issue to Arrosto (or its assignees), Two Hundred and Twenty Thousand (220,000) units ("Units"), with each Unit consisting of: (i) one (1) share of Peabodys' common stock; and (ii) one (1) warrant for the purchase of a share of common stock at an exercise price of One Dollar ($1.00) for a term of three (3) years. The Units shall be purchased for Fifty Cents ($0.50) per Unit, for a total purchase price of One Hundred and Ten Thousand Dollars ($110,000.00).

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     4. PAYMENT OF PURCHASE PRICE.  As payment of the Purchase  Price,  Peabodys shall issue the Three Hundred and Twenty Thousand (320,000) Shares and deliver to Arrosto a share certificate representing such issuance ("Share Certificate") under the following terms, and subject to the following conditions:

          (a) The parties acknowledge that, as of the Closing date all of the Assets are encumbered by a security interest in favor of G. E. Capital Small Business Finance Corporation ("Security Interest"). A condition precedent to the obligation of Peabodys to issue the Shares and deliver the Share Certificate to Arrosto is the removal from the Assets of the Security Interest. Upon presentation of evidence to Peabodys which establishes, to Peabodys' reasonable satisfaction, that the Security Interest has been removed from the Assets, subject to other conditions set forth in this Section 4, Peabodys will issue the Shares, evidencing such issuance by delivery of the Share Certificate to Arrosto. If the Security Interest is not removed before October 15, 2000, then the number of Shares serving as consideration for the Assets shall be reduced by Five Thousand (5,000) Shares. Thereafter, on the fifteenth (15th) day of each following calendar month, until and including March 15, 2001, if the Security Interest has not been removed from the Assets, the number of Shares will be reduced by an additional Five Thousand (5,000) Shares. Beginning on April 15, 2001, and continuing on the fifteenth (15th) day of each following calendar month, if the Security Interest has not been removed from the Assets, the number of Shares will be reduced by an additional Twenty Five Thousand (25,000) Shares.

          (b) If, prior to removal of the Security Interest from the Assets as described in subpart (a), Peabodys is required to forfeit any of the Assets to
G. E. Capital, then the number of Shares serving as consideration for the Assets shall be reduced in a proportionate amount based on the value of the Asset(s) forfeited relative the value of all the Assets.

          (c) As a further condition to Peabodys' obligations to issue the Shares and deliver the Share Certificate, all representations and warranties by Arrosto contained in this Agreement, or in any written statement that will be delivered to Peabodys under this Agreement, must be true in all material respects.

     5. ASSUMPTION OF OBLIGATIONS. Peabodys will assume only those obligations and liabilities set forth in Schedule 2. It is expressly understood and agreed that Peabodys will not be liable for any of the obligations or liabilities of Arrosto of any kind other than those expressly set forth on Schedule 2. The parties understand and acknowledge that in no event will the "trade payables obligation," assumed by Peabodys as described in Schedule 2, exceed a total amount of Thirty Six Thousand, Five Hundred Dollars ($37,570.00).

     6. PAYMENT OF TAXES. Peabodys will pay all sales and use taxes arising from the transfer of the Assets. Arrosto will pay its portion, prorated as of the Closing date, of state and local real and personal property taxes of the business. Peabodys will not be responsible

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for any business,  occupation,  withholding, or similar tax, or any taxes of any kind related to any period before the Closing date.

     7. REPRESENTATIONS AND WARRANTIES OF ARROSTO. Arrosto represents and warrants as follows:

          7.1. ORGANIZATION, EXISTENCE AND STANDING. Arrosto is a limited liability company, duly organized, validly existing, and in good standing under the laws of California and has all necessary corporate powers to own the Assets and to transfer good and marketable title to the Assets to Peabodys.

          7.2. TITLE TO ASSETS. Arrosto has good and marketable title to all of the Assets. All of the Assets are free and clear of restrictions on, or conditions to, transfer or assignment, and free and clear of all mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for: (i) the Security Interest described in Section 4(a); (ii) the lien of current taxes not yet due and payable; and (iii) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations. Arrosto is not in default or in arrears in any material respect under any lease. All real property and tangible personal property of Arrosto are in good operating condition and repair, ordinary wear and tear excepted.

          7.3. INVENTORIES. The inventories of raw materials, work in process, and finished goods (collectively called inventories) described in Schedule 1 consist of items that are usable and salable in the ordinary course of business by Arrosto. Except for sales made in the ordinary course of business since that date, all such inventories are the property of Arrosto. No items are subject to any security interest, except the Security Interest described in Section 4(a).

          7.4. COMPLIANCE WITH LAWS. Arrosto has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) relating to the ownership or use of any of the Assets; and to the best of the knowledge of Arrosto, there are no such violations.

          7.5. LITIGATION. There is no pending, or, to the best knowledge of Arrosto, threatened, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Arrosto relating to the ownership or use of any of the Assets. Arrosto is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

          7.6. NO BREACH OR LITIGATION. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (1) a breach of any term or provision of this Agreement; (2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation

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or bylaws of Arrosto or any lease, license,  promissory note,  conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Arrosto is a party or by which any of them or the property of any of them is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Arrosto; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the properties of Arrosto.

          7.7. AUTHORITY AND CONSENTS. Arrosto has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approvals or consents of any persons other than Arrosto are necessary in connection with it. The execution and delivery of this Agreement by Arrosto has been duly authorized by all necessary corporate action on the part of Arrosto.

     8. REPRESENTATIONS AND WARRANTIES OF PEABODYS. Peabodys represents and warrants as follows:

          8.1. ORGANIZATION, EXISTENCE AND GOOD STANDING. Peabodys is a corporation duly organized, existing, and in good standing under the laws of Nevada. The execution and delivery of this Agreement and the consummation of this transaction by Peabodys have been duly authorized, and no further corporate authorization is necessary on the part of Peabodys.

          8.2. REQUIRED APPROVALS. No consent, approval, or authorization of any third party, or declaration, filing, or registration with, any federal or state governmental or regulatory authority, is required to be made or obtained by Peabodys in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

     9. CLOSING. The execution of this Agreement and the Subscription Agreement, and the transfer of the Assets by Arrosto to Peabodys (the "Closing") will take place on June 19, 2000, at a time and place agreed to by the parties.

          9.1. ARROSTO'S OBLIGATIONS AT CLOSING. At the Closing, Arrosto shall deliver or cause to be delivered to Peabodys:

               (a) All instruments of assignment and transfer required to transfer all right, title and interest in all of the Assets to Peabodys;

               (b) Instruments of assignment of all contracts and agreements, properly executed and acknowledged by Arrosto, and accompanied by all consents of lessors required by this Agreement and the leases being assigned; and

               (c) Arrosto or its assigns shall deliver One Hundred and Ten Thousand Dollars ($110,000.00) as consideration for the Units described in
Section 3.2, to be wire transferred into an account designated by Peabodys, in accordance with instructions to be

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supplied by Peabodys, all in accordance with the Subscription Agreement.

                           At  the  Closing,  Arrosto  shall  take  all  actions
reasonably required to put Peabodys into full possession and enjoyment of all of the Assets to be conveyed and transferred by this Agreement. At any time before or after the Closing date, Arrosto shall execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Peabodys, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Peabodys for the purpose of assigning, transferring, granting, conveying, and confirming to Peabodys, or reducing to possession, any or all of the Assets. If requested by Peabodys, Arrosto will prosecute or otherwise enforce in its own name for the benefit of Peabodys any claims, rights, or benefits that are transferred to Peabodys under this Agreement and that require prosecution or enforcement in Arrosto's name. Any prosecution or enforcement of claims, rights, or benefits under this section will be solely at Peabodys' expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by any of the Arrosto.

          9.2. PEABODYS' OBLIGATIONS AT CLOSING. At the Closing or as soon as practicable thereafter, Peabodys shall deliver the following:

               (a) A share certificate(s) and a warrant(s), representing Two Hundred and Twenty Thousand (220,000) shares, and Two Hundred and Twenty Thousand (220,000) warrant shares, respectively, made in the name of Arrosto (or its assignees), which shall be delivered to Arrosto (or its assignees) in connection with the Subscription Agreement(s).

     10. ARROSTO'S OBLIGATIONS AFTER CLOSING.

          10.1. ARROSTO'S INDEMNITY. Arrosto shall indemnify, defend, and hold harmless Peabodys against and with respect to all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees, that Peabodys may incur or suffer, that arise from any breach of, or failure by Arrosto to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Arrosto under this Agreement.

               10.1.1. DEFENSE OF CLAIMS. Peabodys will promptly notify Arrosto of the existence of any claim, demand, or other matter to which Arrosto's indemnification obligations would apply, and will give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided that Peabodys will at all times also have the right to participate fully in the defense at its own expense. If, within a reasonable time after this notice, Arrosto fails to defend, Peabodys will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf and at the risk of Arrosto. If the claim is one

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that cannot by its nature be defended  solely by Arrosto  (including any federal or state tax proceeding), Peabodys will make available all information and assistance that Arrosto may reasonably request.

          10.2. CONFIDENTIALITY. Arrosto will not divulge, communicate, use to the detriment of Peabodys, or for the benefit of any other person or persons, or misuse in any way, any confidential information or trade secrets (including, without limitation, secret processes, know-how, customer lists, recipes, formulas, or other technical data) related to the Assets.

          10.3. NONCOMPETITION. In consideration for a portion of the Purchase Price as set forth on Schedule 1, Arrosto and its principals will not, at any time within a three (3) year period immediately following the Closing date, directly or indirectly engage in or have any interest in any person, firm, or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity in each county in the State of California, or in any county in which Peabodys conducts business outside of the State of California, that is the same as, similar to, or competitive with any activity now engaged in by Peabodys, or currently engaged in by Arrosto in connection with the Assets, in any of the above-described counties as long as Peabodys (or any successor) engages in the activity in such county or other area.

               The parties intend that the covenant contained in the preceding portion of this section be construed as a series of separate covenants, one for each county. Except for geographic coverage, each such separate covenant will be considered identical in terms to the covenant contained in the preceding paragraph. If, in any judicial proceeding, a court refuses to enforce any of the separate covenants included in this paragraph, the unenforceable covenant will be considered eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

     11. PEABODYS' OBLIGATION AFTER CLOSING.

          11.1. PEABODYS' INDEMNIFICATION. Peabodys shall indemnify and hold harmless against, and with respect to, claims, losses, expenses, costs, obligations, and liabilities it may incur by reason of Peabodys' breach of or failure to perform any of its warranties or commitments in this Agreement, or by reason of any act or omission of Peabodys, or any of its successors or assigns, after the Closing date, that constitutes a breach or default under, or a failure to perform, any obligation or liability which Peabodys has expressly assumed under this Agreement.

               All notices to third parties and all other publicity concerning the transactions contemplated in this Agreement will be jointly planned and coordinated by and between Peabodys and Arrosto. No party will act unilaterally in this regard without the prior written approval of the others; however, this approval will not be unreasonably withheld.

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     12. COSTS AND EXPENSES.

          12.1. NO BROKERS OR FINDERS. Each party warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this Agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

          12.2. EXPENSES. Each party will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated in this Agreement.

     13. SECURITIES REPRESENTATIONS BY ARROSTO. Arrosto, through its principals, acknowledges, understands, represents, warrants and covenants the following with respect to the Shares:

          (a) No federal or state agency has made any finding or determination as to the fairness of the offering of the Shares for investment, or any recommendation or endorsement of the Shares;

          (b) The Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), but are being offered pursuant to the exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, and under the intrastate offering exemption set forth at Section 3(a)(11) of the Securities Act and Rule 147 promulgated thereunder. The offer and sale of the Shares has not been registered or qualified with any state regulatory agencies. Peabodys is offering the Shares in reliance on the exemption from state regulation provided by Section 18 of the Securities Act for "covered securities," as that term is defined in Section 18(b)(4)(D) of the Securities Act. The Shares may not be resold or otherwise transferred unless an exemption from registration is available.

          (c) The tax consequences to Arrosto of investing in Peabodys will depend on Arrosto's particular circumstances and neither Peabodys nor its officers, directors, agents, employees, affiliates or consultants will be responsible to Arrosto for the tax consequences of an investment in Peabodys. Arrosto will look solely to, and rely upon, its own advisors with respect to the tax consequences of this investment;

          (d) At no time have any of the following been guaranteed or warranted to Arrosto by Peabodys, or any of its officers, directors, agents or employees, or any other person, expressly or by implication:

               (i) the approximate or exact length of time that Arrosto will be required, by market conditions or otherwise, to remain the owner of the Shares;

               (ii)  the  amount  of  profit   and/or  amount  of  any  type  of
consideration, profit or loss, if any, to be realized as a result of this investment; or

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               (iii) the future successful operation of Peabodys.

          (e) No representations or warranties of any kind are intended to be made in this Agreement nor should any be inferred from the information and statements contained herein with respect to the economic return or benefits which may accrue to investors. No assurance is given that existing tax, securities, or other laws will not be changed or interpreted adversely. Arrosto is not to construe the contents of this Agreement or any prior, concurrent or subsequent communication from Peabodys, its officers, directors, agents or employees, or any professionals associated with this offering as legal, tax or investment advice. ARROSTO SHALL CONSULT WITH HIS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX AND RELATED MATTERS CONCERNING THE INVESTMENT IN THE SHARES.

          (f) Arrosto is acquiring the Shares for Arrosto's own account, solely for investment and not with a view to resale or distribution;

          (g) Arrosto either:

          (i) has a preexisting personal or business relationship with Peabodys or any of its officers, directors, controlling persons or agents; or

               (ii) by reason of Arrosto's business or financial experience, or the business or financial experience of Arrosto's professional advisor who is not affiliated with or compensated by Peabodys, has the capacity to evaluate adequately the merits and risks of, and protect his or her own interests in connection with, this investment;

          (h) Arrosto can afford to bear the economic risks of this investment for an indefinite period and has no need for liquidity in this investment. Arrosto has adequate means of providing for Arrosto's current needs and contingencies if this investment results in a total loss;

          (i) Arrosto is acquiring the Shares without having been furnished any offering literature or prospectus other than Peabodys' Form 10-SB Registration Statement, as amended, and related financial statements ("Form 10-SB"), and other documents specifically authorized by Peabodys. Arrosto has not seen, received or been presented with any advertising or general solicitation in any form with respect to the sale of the Shares;

          (j) Arrosto has received and carefully read the Form 10-SB, and Peabodys has made available to the Arrosto all documents that have been requested relating to an investment in the Shares. Peabodys has provided an opportunity for Arrosto to ask questions, and has provided answers to all of Arrosto's questions concerning the terms of the offering. In evaluating the suitability of an investment in the Shares, Arrosto has not relied upon any

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representations or other information (whether oral or written) other than as set forth in the Form 10-SB, or as contained in any documents or answers to questions furnished by Peabodys;

          (k) Arrosto recognizes that the investment in Peabodys involves substantial risks, including a risk of total loss of Arrosto's investment. Arrosto is aware of and understands all of the risk factors related to Arrosto's purchase of the Shares, including but not limited to those contained in the Form 10-SB;

          (l) Within five (5) days after receipt of a written request from Peabodys, Arrosto shall provide such information and shall execute and deliver such documents as reasonably may be necessary to comply with any and all laws, regulations and ordinances to which Peabodys is subject;

          (m) All of the information provided to Peabodys or its agents and all representations made herein are complete, true and correct as of the date hereof. Arrosto understands that Arrosto's answers will be confidential but authorizes Peabodys or its agents to disclose the information contained herein to appropriate regulatory agencies if called upon to establish the availability of an exemption from registration under the act or qualification under state securities laws or for other purposes; and

          (n) The undersigned who is signing on behalf of Arrosto is duly authorized and empowered to legally represent such entity and each of its owners and to execute this Agreement and all other instruments in connection with the purchase of the Shares on behalf of such entity and each owner thereof.

     14. MISCELLANEOUS.

          14.1.   HEADINGS.   The  subject   headings  of  the   paragraphs  and
subparagraphs of this Agreement are included for convenience only and will not affect the construction or interpretation of any of its provisions.

          14.2. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement will be considered, or will constitute, a waiver of any other provision, and no waiver will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

          14.3. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

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          14.4. PARTIES IN INTEREST. Nothing in this Agreement,  whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns; nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement; and no provision will give any third persons any right of subrogation or action against any party to this Agreement.

          14.5. SUCCESSORS AND ASSIGNS. This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns, provided that Peabodys may not assign any of its rights under this Agreement except to a wholly owned subsidiary of Peabodys. No such assignment by Peabodys to its wholly owned subsidiary will relieve Peabodys of any of its obligations or duties under this Agreement.

          14.6. SPECIFIC PERFORMANCE. Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Despite any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this Agreement, if the purchase and sale contemplated by it will be consummated at the Closing, each of the parties waives any rights that they may have to rescind this Agreement or the transaction consummated by it provided that this waiver will not affect any other rights or remedies available to the parties under this Agreement or under the law.

          14.7. ATTORNEY'S FEES. If any legal action, arbitration, or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney fees and other costs incurred in that action or proceeding, in addition to any other relief to which they may be entitled.

          14.8. SURVIVAL. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, will survive the Closing.

          14.9. NOTICES. All notices, requests, demands, and other communications under this Agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To Arrosto:    Mr. Joe Konis
               Arrosto Coffee Company, LLC
               15019 Califa Street
               Van Nuys, CA 91411

To Peabodys:   Mr. Todd Tkachuk
               Peabodys Coffee, Inc.
               3845 Atherton Road, Suite 9
               Rocklin, CA 95765

               Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

          14.10. GOVERNING LAW. This Agreement will be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

          14.11. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

                          Signatures on Following Page

                                        ARROSTO COFFEE COMPANY, LLC,
                                        A California Limited Liability Company



                                        By:_____________________________________
                                                 (Joe Konis, Member/Manager)


                                        PEABODYS COFFEE, INC.
                                        a Nevada Corporation



                                        By:_____________________________________
                                                 (Todd N.Tkachuk, President)

                                   SCHEDULE 1

                              ASSETS TO BE ACQUIRED

     DESCRIPTION                                 QUANTITY              VALUE
     -----------                                 --------              -----
Fixed Assets
     Probat Roaster                                  1                $60,000
     Chaffer                                         1                  3,000
     After Burner                                    1                 14,000

Grinders and Brewers
     Ditting Grinder                                 1                  1,000
     Espresso Grinders Used                          2                    500
     Curtis Twin Air Pot Brewer                      1                  1,100
     Curtis Pour Over Air Pot Brewer                 2                    760
     America Metal Ware 6 Gallon Brewer              1                  1,100

Espresso Machines
     SoTech Two Group                                3                  6,000
     Faema (E91) Two Group                           1                  2,500
     Pavoni Two Group                                1                    500
     Pavoni Two Group                                2                    500
     Unic Two Group                                  1                  2,000

Office Equipment
     HP Fax/Printer                                  1                    600
     HP Copier 2500C                                 1                  1,500
     Brothers Fax/Printer                            1                    200
     File Cabinets/Desks                             1                  3,000

Field Assets
     American MetalWare Grinder/Brewer               8                  6,400
     Tea Urns                                        6                  6,000
     Espresso Machines                               3                  7,500

Miscellaneous
     Shelving                                        1                  3,000
     3ft Arnag Cold Case                             1                  7,500
     Arrosto Electric Neon Signs                     3                  7,500
     Bean Displays                                   13                 2,000
     Hopper Dosers                                   6                    300
     Ross Temp Ice Maker                             1                    800
     Two Compartment Prep Sink                       1                  1,000
     Three Compartment Wash Sink                     1                    250
     50 Gallon Commercial Water Heater               1                    500
     Heat Sealer                                     1                  1,500
     Compressor                                      1                    500
     Mill Work for Retail Espresso Bar               1                  3,000
     One Door Freezer                                1                    200
     Auto Sham 1000-TH-1 Double Oven                 1                  1,500
     Bev Air Under Counter Refrigerator              1                    200

                                       Subtotal                 $     147,910

INVENTORY (see attached list)                                   $      11,662

NONCOMPETITION AGREEMENT                                        $      37,995

TOTAL                                                           $  197,567.00

                                ARROSTO INVENTORY


ITEM                            CONTENT            PRICE PER          VALUE
----                            -------            ---------          -----
--------------------------------------------------------------------------------
Roasted Beans                   446 Pounds         $3.00 per/lb.      $ 1,338.00

Non-Kona Beans                  14 Bags/150lbs.    $1.50 per/lb.      $ 3,150.00

Kona Beans                      2 Bags/130lbs.     $10.00 per/lb.     $ 2,600.00

Bristot `IL Caffe' Classico     72 Bags            $11.00 per/bag     $   792.00

Bristot Bar Micela Tiziano      12 Bags            $11.00 per/bag     $   132.00

Affe' Decaffeinato              246 Cans           $4.00 per/can      $   984.00

Tazo Iced Tea                   77-boxes/24 ct.    $2.25 per/box      $   173.25

Stash Iced Tea                  96/ 1oz. Packs     $0.50 per/packet   $    48.00

Syrup                           778 bottles        $2.85 per/bottle   $ 2,217.30

Designer Protein                7 Jugs             $32.50 per/jug     $   227.50

--------------------------------------------------------------------------------

                                                   TOTAL VALUE:       $11,662.05
                                                   ------------

                                   SCHEDULE 2

                            OBLIGATIONS TO BE ASSUMED

1. Dodge Pick-up Auto Lease, at $160.00 per month--PEABODY'S ASSUMES NO OBLIGATIONS UNDER THIS LEASE OTHER THAN THE MONTHLY PAYMENT OBLIGATION, WHICH PEABODY'S WILL FULFILL BY MAKING MONTHLY PAYMENTS TO ARROSTO.

2. Dell Computer Lease, at $157.33 per month, ONLY THROUGH SEPTEMBER OF 2000.

3. Month to Month sublease of facility located on Califa Street in Van Nuys ($1,950.00 per month)--PEABODYS WILL SUBLEASE THIS FACILITY FROM ARROSTO, WHO WILL REMAIN LIABLE ON THE PRIMARY LEASE

4. Accounts Payable:

                          6/19/2000 - Accounts Payable

    DATE         INVOICE #           VENDOR             AMOUNT           DESCRIPTION
------------   -----------     ------------------   --------------     ---------------
    06/06/00                   AICCO                         19.26     INSURANCE
    06/22/00        348782     CLASSIC PLAN                 446.26
    06/10/00       3534674     DUN & BRADSTREET              29.95
    05/22/00                   DWP                          300.85     ELECTRIC BILL
    03/15/00          3413     EXPRESSO PRIMO                86.60     PARTS
    02/21/00          3422     EXPRESSO PRIMO               194.85     PARTS
                               FARMERS INS.                 173.80     DAKOTA INS
    03/15/00                   GLOBAL COM                   139.77
    03/23/00      30048425     GRINDMASTER                   32.10
    02/23/00      30043693     GRINDMASTER                  110.78
    02/08/00      30040928     GRINDMASTER                1,348.74
    01/19/00      30037839     GRINDMASTER                  563.27
    01/18/00      30037690     GRINDMASTER                1,192.74
    10/15/99      30025260     GRINDMASTER                   29.67
    10/07/99      30023927     GRINDMASTER                1,220.37
    09/29/99      30022638     GRINDMASTER                   31.93
    09/24/99      30021966     GRINDMASTER                   63.25
    09/23/99      30021753     GRINDMASTER                  168.87
    06/30/99      30009797     GRINDMASTER                1,943.09
    05/11/00                   K-TECK                     1,530.00
    04/30/00                   LA PRINT                     896.16     CARD DRINKS
    05/22/00                   MOBIL OIL                  1,129.00
    05/11/00    9910986038     NEBS                         130.29     COMPUTER CHECK


    02/22/00         55163     NEXT PROTEINS                705.32
    01/04/00         52770     NEXT PROTEINS                362.74
    02/02/00         54082     NEXT PROTEINS                453.42
    06/08/00       8590428     PACIFIC BELL                 249.87     PHONE BILL
    06/08/00          5966     PACIFIC EXPRESSO              83.70     PUROCAFFE
    04/05/00          1704     PACK PLUS                    471.00     SEAL BAGS
     Balance           n/a     ROYAL COFFEE              19,564.98
    05/31/00         84145     SUPERIOR PAPER               188.89
    05/15/00         82980     SUPERIOR PAPER               311.28
    03/17/00         78908     SUPERIOR PAPER               549.14
    03/23/00         78353     SUPERIOR PAPER                64.38
    04/21/00         81453     SUPERIOR PAPER               278.48
    04/27/00         81775     SUPERIOR PAPER               219.36
    05/02/00         82000     SUPERIOR PAPER             1,152.98
    03/31/00        420033     TECKNOWAVE                   450.00
    06/05/00                   THE GAS CO                   194.06     GAS BILL
    06/02/00         13517     TOM HULL                      25.00     PAYROLL ASST.
    04/27/00       2975657     ULINE                        133.24     PACKING BOXES
    04/20/00         98852     VIKING                       127.92     OFFICE SUPPLIES
    04/11/00         77502     VIKING                       145.26     OFFICE SUPPLIES
                      1101     WINDWARD                      55.04
                                                  ----------------

                                           TOTAL:        37,567.66
                                                  ================

                                    EXHIBIT A

                             SUBSCRIPTION AGREEMENT

     PEABODYS COFFEE, INC., a Nevada corporation (the "Company"), and ARROSTO COFFEE COMPANY LLC, a California limited liability company ("Subscriber"), effective as of June _____, 2000, agree as follows:

1. BACKGROUND. The Company has entered into an Asset Purchase Agreement with Subscriber of even date herewith. Pursuant to the terms of that agreement, the Company is selling Two Hundred and Twenty Thousand (220,000) units ("Units"), with each Unit consisting of: (i) one (1) share of Peabodys' common stock ("Share"); and (ii) one (1) warrant for the purchase of a share of common stock at an exercise price of One Dollar ($1.00) for a term of three (3) years in a private offering ("Warrant"). The Company has furnished Subscriber with a copy of the Company's Form 10-SB Registration Statement, as amended, and related financial statements (collectively, "Form 10-SB"), which Subscriber, through its principals, has thoroughly reviewed. The Company desires to sell the Units to Subscriber, and Subscriber desires to purchase the Units, on the terms and conditions set forth below.

2. PURCHASE AGREEMENT. Subscriber hereby offers to purchase the Units, at a purchase price of Fifty Cents ($0.50) per Unit, for a total purchase price of One Hundred and Ten Thousand Dollars ($110,000.00) ("Purchase Price").

3. PAYMENT FOR THE UNITS. As payment of the Purchase Price, Subscriber shall deliver, on or before the Closing as that term is defined in Section 11 of the Asset Agreement, One Hundred and Ten Thousand Dollars ($110,000.00) by wire transfer to an account, and in accordance with instructions, supplied by the Company. At such Closing or as soon as practicable thereafter, the Company shall deliver to Subscriber: (i) a share certificate evidencing the issuance of Two Hundred and Twenty Thousand (220,000) Shares, and (ii) a warrant agreement for the purchase of Two Hundred and Twenty Thousand (220,000) shares in the form attached hereto.

4.  ACKNOWLEDGMENTS.   Subscriber,  through  its  principals,  acknowledges  and
understands the following (all references to "Shares" also include the Warrant and the shares underlying the Warrant):

     (a) GENERAL SECURITIES RISK. The Shares are "securities" under federal and state securities laws, and these securities involve a high degree of risk and should not be purchased by anyone who cannot afford the risk of loss of his or her entire investment.

     (b) REVIEW BY FEDERAL OR STATE AGENCY. No federal or state agency has made any finding or determination as to the fairness of the offering of the Shares for investment, or any recommendation or endorsement of the Shares. Specifically, these securities have not been approved or disapproved by the Securities & Exchange Commission ("SEC"), the California Department of Corporations ("DOC"), or any other state or federal agency.

     (c) NO FEDERAL REGISTRATION. The offer and sale of the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Company is offering the Shares in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act (17 CFR ss. 230.506).

     (d) NO STATE QUALIFICATION OR REGISTRATION. The offer and sale of the Shares has not been qualified with the Commissioner of Corporations of the State of California. The Company is offering the Shares in reliance on the exemption from state regulation provided by California Corporations Code Section 25102.1 for "covered securities," as that term is defined in Section 18 of the Act.

     (e) FOREIGN SECURITIES LAWS. The Company makes no representation with regard to the securities laws and other laws of any country other than the United States. SUBSCRIBER WILL LOOK SOLELY TO, AND RELY UPON, HIS OR HER OWN ADVISOR WITH RESPECT TO THE EFFECT OF SUCH SECURITIES LAWS AND OTHER LAWS ON THIS INVESTMENT.

     (f) TAX CONSEQUENCES. The tax consequences to Subscriber of investing in the Shares will depend on Subscriber's particular circumstances and neither Peabodys nor its officers, directors, agents, employees, affiliates or consultants will be responsible to Subscriber for the tax consequences of such an investment. SUBSCRIBER WILL LOOK SOLELY TO, AND RELY UPON, SUBSCRIBER'S OWN ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THIS INVESTMENT.

     (g) NO WARRANTIES REGARDING PERFORMANCE. At no time have any of the following been guaranteed or warranted to Subscriber by the Company, or any of its officers, directors, agents or employees, or any other person, expressly or by implication:

          (i) the approximate or exact length of time that Subscriber will be required, by market conditions or otherwise, to remain the owner of the Shares;

          (ii) the amount of profit and/or amount of any type of consideration, profit or loss, if any, to be realized as a result of this investment; or

          (iii) the future successful operation of the Company.

     (h) NO WARRANTIES REGARDING BENEFIT TO INVESTORS. No representations or warranties of any kind are intended to be made in this Agreement nor should any be inferred from the information and statements contained herein with respect to the economic return or benefits which may accrue to investors. No assurance is given that existing tax, securities, or other laws will not be changed or interpreted adversely. Subscriber is not to construe the contents of this Agreement or any prior, concurrent or subsequent communication from the Company, its officers, directors, agents or employees, or any professional associated with this offering as legal, tax or investment advice. SUBSCRIBER SHALL CONSULT WITH HIS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX AND RELATED MATTERS CONCERNING THE INVESTMENTS DESCRIBED HEREIN.

     (j) ARBITRARY OFFERING PRICE. The offering price of the Shares has been determined arbitrarily by the Company and does not necessarily bear any relationship to the assets, book value or any other recognized criteria of value or the prospective value of the Company's assets. No assurance is or can be given that any Shares could be sold for the offering price or for any amount.

     (k) ADDITIONAL INFORMATION. If Subscriber has any questions regarding this offering, or desires any additional information or documents to verify or supplement the information contained in this Agreement or any prior, concurrent or subsequent communication from the Company, Subscriber may write or call Todd Tkachuk, Peabodys Coffee, Inc., 3845 Atherton Road, Suite 9, Rocklin, California, 95765, phone: (916) 632-6090 ext. 19.

     (l) OTHER RISK FACTORS. Subscriber has read, acknowledges and understands the risk factors, with respect to an investment in the Common Stock, which are set forth in the Company's Form 10-SB Registration Statement, as amended, and related financial statements (collectively, "Form 10-SB"), in the section entitled "Risk Factors Affecting the Company," beginning on page 13 thereof.

5. REPRESENTATIONS WARRANTIES AND COVENANTS. Subscriber, through its principals, represents, warrants and covenants as follows (all references to "Shares" also include the Warrant and the shares underlying the Warrant):

     (a) Subscriber is acquiring the Shares for Subscriber's own account, solely for investment and not with a view to resale or distribution;

     (b) Subscriber either:

          (i) has a preexisting personal or business relationship with the Company or any of its officers, directors, controlling persons or agents; or

          (ii) by reason of Subscriber's business or financial experience, or the business or financial experience of Subscriber's professional advisor who is not affiliated with or compensated by the Company, has the capacity to evaluate adequately the merits and risks of, and protect his or her own interests in connection with, this investment;

     (c) Subscriber can afford to bear the economic risks of this investment for an indefinite period and has no need for liquidity in this investment. Subscriber has adequate means of providing for Subscriber's current needs and contingencies if this investment results in a total loss;

     (d) Subscriber is acquiring the Shares without having been furnished any offering literature or prospectus other than the Form 10-SB, and other documents specifically authorized by the Company. Subscriber has not seen, received or been presented with any advertising or general solicitation in any form with respect to the sale of Shares;

     (e) Subscriber has received and has carefully read the Form 10-SB, and the Company has made available to the Subscriber all documents that have been requested relating to an investment in the Shares. The Company has provided an opportunity for Subscriber to ask questions, and has provided answers to all of Subscriber's questions concerning the terms of the offering. In evaluating the suitability of an investment in the Shares, Subscriber has not relied upon any representations or other information (whether oral or written) other than as set forth in the Form 10-SB, or as contained in any documents or answers to questions furnished by the Company;

     (f) Subscriber recognizes that the investment in the Company involves substantial risks, including a risk of total loss of Subscriber's investment. Subscriber is aware of and understands all of the risk factors related to Subscriber's purchase of the Shares, including but not limited to those contained in the Form 10-SB;

     (g) Within five (5) days after receipt of a written request from the Company, Subscriber shall provide such information and shall execute and deliver such documents as reasonably may be necessary to comply with any and all laws, regulations and ordinances to which the Company is subject;

     (h) All of the information provided to the Company or its agents and all representations made herein are complete, true and correct as of the date hereof. Subscriber understands that Subscriber's answers will be confidential but authorizes the Company or its agents to disclose the information contained herein to appropriate regulatory agencies if called upon to establish the availability of an exemption from registration under the act or qualification under state securities laws or for other purposes; and

     (i) The undersigned who is signing on behalf of Subscriber is duly authorized and empowered to legally represent such entity and each of its owners and to execute this Agreement and all other instruments in connection with the purchase of Shares on behalf of such entity and each owner thereof.

     6. SUBSCRIBER INFORMATION. The Company will accept subscriptions only from persons who meet certain suitability standards. Therefore, certain information is requested below:

     6.1. IDENTIFYING INFORMATION

Name of entity:
                ----------------------------------------------------------------
Address:
         -----------------------------------------------------------------------
City:                                        State:             Zip Code:
      --------------------------------------        ----------            ------
Phone:
       -----------------------------
Form of Organization (corporation, partnership, etc.):
                                                      --------------------------
State of Organization:                         Date of Formation:
                      ----------------------                      --------------

     Was the partnership, corporation or other organization formed specifically for the purpose of participating in this placement?

                  Yes               No
                       -------         -------

     6.2 QUALIFIED INVESTOR STATUS

Is the Entity:

A self-directed employee benefit plan, with investment decisions made solely by persons that are accredited investors?

                  Yes               No
                       -------         -------

     If yes, please describe:

A trust, with total assets in excess of $5,000,000, whose purchase of securities is directed by a sophisticated person has with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of any prospective investment?

                  Yes               No
                       -------         -------

     If yes, please describe:

An corporation, a partnership, a limited liability company, a Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code, with total assets in excess of $5,000,000?

                  Yes               No
                       -------         -------

     If yes, please describe:

An "insurance company" as defined in Section 2(13) of the Securities Act of 1933?

                  Yes               No
                       -------         -------

     If yes, please describe:

An investment company registered under the Investment Company Act of 1940, or a "business development company" as defined in Section 2(a)(48) of that Act?

                  Yes               No
                       -------         -------

     If yes, please describe:

A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958?

                  Yes               No
                       -------         -------

     If yes, please describe:

A plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

                  Yes               No
                       -------         -------

     If yes, please describe:

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors?

                  Yes               No
                       -------         -------

     If yes, please describe:

7. RELIANCE ON INFORMATION. Subscriber should not construe any information provided to Subscriber by Peabodys or its agents as legal, business, investment, accounting or tax advice. Subscriber will look solely to, and rely upon, its own advisors with respect to such advice.

8. REGISTRATION RIGHTS.

     8.1. DEFINITIONS. As used in this Section, the following terms shall have the following meanings:

          (a) "Subscriber" means the Subscriber and any transferee or assignee thereof to whom the Subscriber assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with
Section 8.8.

          (b) "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          (c)  "Register,"   "registered,"   and   "registration"   refer  to  a
registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

          (d) "Registrable Securities" means the Shares, and the shares underlying the Warrants, and any shares of capital stock issued or issuable with respect to such shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event.

          (e) "Registration Statement" means a registration statement of the Company filed under the 1933 Act.

     8.2. REGISTRATION.

          8.2.1. PIGGY-BACK REGISTRATION RIGHTS. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to Subscriber written notice of the Company's intention to file a Registration Statement and of such Subscriber's rights under this Section, and, if within twenty (20) days after receipt of such notice, Subscriber shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities Subscriber requests to be registered, subject to the priorities set forth in Section 8.2.2 below, and to applicable securities laws. The obligations of the Company under this Section 8.2.1 may be waived by Subscriber. If an offering in connection with which an Subscriber is entitled to registration under this Section 8.2.1 is an underwritten offering, then Subscriber shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

          8.2.2. PRIORITY IN PIGGYBACK REGISTRATION RIGHTS IN CONNECTION WITH REGISTRATIONS OR COMPANY ACCOUNT. If the registration referred to in Section
8.2.1 is to be an underwritten public offering for the account of the Company and the managing underwriter(s) advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by Subscriber hereunder.

          8.2.3. NON-ELIGIBILITY FOR FORM S-3. The Company is not eligible for the use of Form S-3. Therefore: (i) the Company, in complying with its obligations contained in Section 8.2.1, shall utilize other appropriate forms, such as Form S-1 or Form SB-2, and (ii) the Company shall undertake to register the Registrable Securities on Form S-3 as soon as practicable after such form becomes available to the Company.

          8.2.4. RELATED OBLIGATIONS. Whenever Subscriber has requested that any Registrable Securities be registered pursuant to Section 8.2.1, the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

               (a) The Company shall prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its reasonable best efforts to cause such Registration Statement(s) relating to Registrable Securities to become effective as soon as possible after such filing, and shall use reasonable efforts keep the Registration Statement(s) effective pursuant to Rule 415 at all times until the earlier of: (i) the date as of which the Subscribers may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto); or (ii) the date on which the Subscribers shall have sold all the Registrable Securities (the "Registration Period"), which Registration Statement(s) (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

               (b) The Company shall use its reasonable best efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement(s) and the prospectus(es) used in connection with tile Registration Statement(s), which prospectus(es) are to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep the Registration Statement(s) effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement(s) until such time as all of such Registrable Securities shall have been disposed of in accordance wish the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement(s). In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

               (c) The Company shall furnish to Subscriber without charge: (i) promptly after the same is prepared and filed with the SEC at least one copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus(es) included it such Registration Statement(s) (including each preliminary prospectus); (ii) upon the effectiveness of any Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Subscriber may reasonably request); and (iii) such other documents, including any preliminary prospectus, as such Subscriber may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Subscriber.

               (d) The Company shall use reasonable efforts: (i) to register and qualify the Registrable Securities covered by the Registration Statement(s) under such other securities or "blue sky" laws of such jurisdictions in the United States as Subscriber reasonably requests in writing, (ii) to prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period,
(iii) to take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) to take any other actions reasonably necessary or advisable to quality the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto: (a) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.2.4(d), (b) to subject itself to general taxation in any such jurisdiction, or (c) to file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Subscriber of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

               (e) As promptly as practicable after becoming aware of such event, the Company shall notify Subscriber of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to Subscriber (or such other number of copies as such Subscriber may reasonably request). The Company shall also promptly notify Subscriber: (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Subscriber by facsimile on the same day of such effectiveness and by overnight mail); (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

               (f) The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Subscriber of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

               (g) At the request of the Subscriber, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement: (i) if required by an underwriter, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten, public offering, addressed to the underwriters, and (ii) if required by an underwriter, an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters.

               (h) The Company shall make available for inspection by Subscriber all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by Subscriber to enable Subscriber to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which Subscriber may reasonably request for purposes of such due diligence provided, however, that Subscriber shall hold in strict confidence and shall not make any disclosure or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination Subscriber is so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Subscriber shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

               (i) The Company shall hold in confidence and not make any disclosure of information concerning Subscriber provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning Subscriber is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to Subscriber and allow Subscriber, at Subscriber's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

               (j) The Company shall use reasonable efforts to cooperate with Subscriber and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, Subscriber may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Subscriber may request.

               (k) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by Subscriber of Registrable Securities pursuant to a Registration Statement.

               (l) The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

               (m) The Company shall use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

               (n) The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

     8.3. OBLIGATIONS OF SUBSCRIBER.

          (a) At least seven (7) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify Subscriber in writing of the information the Company requires from Subscriber if Subscriber elects to have any of Subscriber's Registrable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of Subscriber that Subscriber shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request.

          (b) Subscriber by Subscriber's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement(s) hereunder, unless Subscriber has notified the Company in writing of Subscriber's election to exclude all of Subscriber's Registrable Securities from the Registration Statement.

          (c) In the event Subscriber determines to engage the services of an underwriter, Subscriber agrees to enter into and perform such Subscriber's obligations under an underwriting agreement, at Subscriber's sole expense, in usual and customary, form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless Subscriber notifies the Company in writing of Subscriber's election to exclude all of Subscriber's Registrable Securities from the Registration Statement(s).

          (d) Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.2.4(f) or the first sentence of 8.2.4(e), Subscriber will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement(s) covering such Registrable Securities until Subscriber's receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.2.4(f) or the first sentence of 8.2.4(e) and, if so directed by the Company, Subscriber shall deliver to the Company (at the expense of the Company) or destroy all copies in Subscriber's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          (e) Subscriber shall not participate in any underwritten registration hereunder unless Subscriber (i) agrees to sell Subscriber's Registrable Securities on the basis provided in any underwriting arrangements approved by Subscriber, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

     8.4.  EXPENSES  OF  REGISTRATION.   All  reasonable  expenses,  other  than
underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 8.2, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company. All reasonable expenses incurred in connection with Subscriber's obligations set forth in Section 8.3 shall be borne by Subscriber.

     8.5. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend Subscriber, the directors, officers, partners, employees, agents and each Person, if any, who controls Subscriber within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto "Indemnified Damages"), to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading; (ii) any untrue statement of a material fact contained in any preliminary prospectus if lawfully used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.5(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 8.2.4(c); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 8.2.4(c), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Subscriber to deliver or to cause to be delivered the prospectus made available by the Company
(i) and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Subscribers pursuant to Section 8.8.

          (b) In connection with any Registration Statement in which Subscriber is participating, Subscriber shall indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 8.5(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Subscriber expressly for use in connection with such Registration Statement; and, subject to Section 8.5(d), Subscriber will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that Subscriber shall be liable under this Section 8.5(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to Subscriber as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by Subscriber pursuant to Section 8.8. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.5(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

          (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 8.5 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim such indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8.5, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the indemnified Person or the indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one legal counsel for Subscriber. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified Person or Indemnified Party under this Section 8.5, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

          (e) The indemnification required by this Section 8.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          (f) The indemnity  agreements contained herein shall be in addition to
(i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others; (ii) any liabilities the indemnifying party may be subject to pursuant to the law; and (iii) any other indemnification agreements contained in this Subscription Agreement.

     8.6. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8.5 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 8.5; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of' such Registrable Securities; and (iii) contribution by the Company shall be limited as to the placement of the securities.

     8.7. REPORTS UNDER THE 1934 ACT. With a view to making available to Subscriber the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit Subscriber to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

          (c) furnish to Subscriber so long as Subscriber owns Registrable Securities, promptly upon reasonable request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Subscribers to sell such securities pursuant to Rule 144 without registration.

     8.8. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be assignable by Subscriber to any transferee of all or any portion of Registrable Securities if: (i) Subscriber agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of: (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned;
(iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (v) such transfer shall have been made in accordance with the applicable requirements of this Subscription Agreements;
(vi) such transferee shall be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act; and (vii) the transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment.

9. INDEMNIFICATION. Subscriber hereby agrees to defend, indemnify and hold harmless the Company from all damages, losses, costs and expenses (including reasonable attorneys' fees) which it may incur: (i) by reason of Subscriber's failure to fulfill any of the terms and conditions of this Agreement, (ii) by reason of Subscriber's breach of any of the representations, warranties or agreements contained in this Agreement, or (iii) with respect to any and all claims made by or involving any person, other than Subscriber personally, claiming any interest, right, title, power or authority regarding Subscriber's purchase of the Shares. Subscriber further agrees and acknowledges that the obligation to indemnify shall survive any sale or transfer, or attempted sale or transfer, of any portion of Subscriber's Shares, or Subscriber's death or default under this Agreement.

10. MISCELLANEOUS

     10.1. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Subscriber and Peabodys with respect to the subject matter of this Agreement and may be amended only by a writing signed by each of the parties.

     10.2.  SURVIVAL  OF  REPRESENTATIONS.   All  representations,   warranties,
covenants, and agreements of the parties contained in this Agreement shall survive the closing of the sale of the Shares.

     10.3. ATTORNEYS' FEES; PREJUDGMENT INTEREST. If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

     10.4. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

     10.5. GOVERNING LAW. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the law of California, excluding its conflict of laws rules.

     10.6. VENUE. Each party consents to the jurisdiction of, and any actions arising under this Agreement shall be heard and resolved in, courts in the State of California.

     10.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if the parties had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     10.8. WAIVER. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

                                   ARROSTO COFFEE COMPANY, LLC,
                                   A _________________ Limited Liability Company


                                   By:_____________________________________
                                          (Joe Konis, Member/Manager)
                                   Address:  15019 Califa Street
                                             Van Nuys, CA 91411


                                   PEABODYS COFFEE, INC.
                                   a Nevada Corporation


                                   By:_____________________________________
                                          (Todd N. Tkachuk, President)
                                   Address:  3845 Atherton Road, Suite 9
                                             Rocklin, CA 95765